Exhibit 99.191

North Valley Bancorp Reports Results for

the Quarter Ended March 31, 2012

April 30, 2012 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a bank holding company with $914 million in assets, today reported results for the quarter ended March 31, 2012. North Valley Bancorp (“the Company”) is the parent company for North Valley Bank (“NVB”).

The Company reported net income for the quarter ended March 31, 2012 of $480,000, or $0.07 per diluted share compared to net income for the quarter ended March 31, 2011 of $399,000, or $0.06 per diluted share. “We are pleased to report another profitable quarter and additional reduction in nonperforming loans. However, loan production continues to lag plan. We have made a significant investment in new lenders over the past couple of quarters and loan pipelines and fundings are growing. We continue to be acutely focused on gaining efficiency as the Company’s earning capacity has been negatively impacted by a change in the earning asset mix,” stated Mike Cushman, President and CEO.

The Company recorded a provision for loan losses of $400,000 for the quarter ended March 31, 2012 compared to a provision for loan losses of $1,000,000 for the quarter ended March 31, 2011. The allowance for loan losses at March 31, 2012 was $12,274,000, or 2.74% of total loans, compared to $12,656,000, or 2.77% of total loans, at December 31, 2011 and $14,471,000, or 2.93% of total loans, at March 31, 2011.

At March 31, 2012, total assets were $913,729,000, an increase of $19,914,000, or 2.2%, from $893,815,000 at March 31, 2011. The loan portfolio totaled $448,649,000 at March 31, 2012, a decrease of $45,860,000, or 9.3%, compared to $494,509,000 at March 31, 2011. The loan to deposit ratio at March 31, 2012 was 58.1% as compared to 65.2% at March 31, 2011, and 59.5% at December 31, 2011. Total deposits increased $13,929,000, or 1.8%, to $772,564,000 at March 31, 2012 compared to $758,635,000 at March 31, 2011. Available-for-sale investment securities totaled $354,154,000 at March 31, 2012, an increase of $64,240,000 from March 31, 2011. When compared to December 31, 2011, total assets increased $8,763,000 from $904,966,000, driven by an increase in deposits of $6,325,000 from $766,239,000, while loans decreased by $7,566,000 from $456,215,000. Available-for-sale investment securities increased $41,949,000 from December 31, 2011 to March 31, 2012, while Federal funds sold decreased $23,810,000 from December 31, 2011 to March 31, 2012.

At March 31, 2012, the Company’s Total Risk-based Capital was $117,932,000, and its capital ratios were: Total Risk-based Capital ratio – 20.0%; Tier 1 risk-based Capital ratio – 18.5%; and Tier 1 Leverage ratio – 12.0%. At March 31, 2012, the Bank’s Total Risk-based Capital was $123,303,000, and its capital ratios were: Total Risk-based Capital ratio – 20.9%; Tier 1 risk-based Capital ratio – 19.7%; and Tier 1 Leverage ratio – 12.8%.

As announced by the Company on April 24, 2012, the Written Agreement dated January 6, 2010 by and among North Valley Bancorp, North Valley Bank and the Federal Reserve Bank of San Francisco was terminated, effective as of April 16, 2012.  Resolutions adopted by the Board of Directors of North Valley Bank at the request of the California Department of Financial Institutions were previously terminated, effective March 1, 2012.

Credit Quality

Nonperforming loans (defined as nonaccrual loans and loans 90 days or more past due and still accruing interest) increased $1,140,000, or 7.9%, to $15,634,000 at March 31, 2012 from $14,494,000 at March 31, 2011, and decreased $2,777,000 from the December 31, 2011 balance of $18,411,000. Nonperforming loans as a percentage of total loans were 3.48% at March 31, 2012, as compared to 4.04% at December 31, 2011 and 2.93% at March 31, 2011.

During the first quarter of 2012, the Company identified five loans totaling $227,000 as additional nonperforming loans. The additions were offset by reductions in nonperforming loans totaling $3,004,000 due primarily to collections received on certain loans and secondarily due to charge-offs and the transfer of one property to OREO totaling $335,000. Of the five loans totaling $227,000 identified as nonperforming loans during the first quarter of 2012, $34,000 of specific reserves have been established.

Gross loan charge offs for the first quarter of 2012 were $885,000 and recoveries totaled $103,000 resulting in net charge offs of $782,000. Gross loan charge offs for the first quarter of 2011 were $1,605,000 and recoveries totaled $83,000 resulting in net charge offs of $1,522,000.

Nonperforming assets (nonperforming loans and OREO) totaled $32,540,000 at March 31, 2012, a decrease of $5,273,000 from the March 31, 2011 balance of $37,813,000, and a $5,977,000 decrease from the December 31, 2011 balance of $38,517,000. Nonperforming assets as a percentage of total assets were 3.56% at March 31, 2012 compared to 4.23% at March 31, 2011 and 4.26% at December 31, 2011.

The Company’s OREO properties decreased $3,200,000 to $16,906,000 at March 31, 2012 from $20,106,000 at December 31, 2011. The decrease in OREO was due to the sale of six properties totaling $3,056,000, a loss on sale of $83,000, and the write-down of the value of OREO properties of $396,000 during the quarter ended March 31, 2012, which was partially offset by the transfer of one property to OREO totaling $335,000.

Operating Results

Net interest income, which represents the Company’s largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, decreased $414,000, or 5.3%, for the three months ended March 31, 2012 compared to the same period in 2011. Interest income decreased by $809,000, or 8.6%, primarily due to both the lower yield on earning assets and the decrease in the average loan balances. The Company had foregone interest income of $155,000 and $259,000 for the loans on nonaccrual status for the three months ended March 31, 2012 and 2011, respectively. Average loans decreased $50,952,000 in the first quarter of 2012 compared to the first quarter of 2011, and the yield on the loan portfolio decreased 26 basis points to 5.75% for the quarter ended March 31, 2012. Partially offsetting the decrease in interest income was a decrease in interest expense of $395,000, or 24.5%, due primarily to a decrease in the rates paid on deposits for the quarter ended March 31, 2012 compared to the same period in 2011. Overall, average earning assets increased $27,968,000 to $830,190,000 in the first quarter of 2012 compared to the first quarter of 2011. Average yields on earning assets decreased 60 basis points from the quarter ended March 31, 2011, to 4.20% for the quarter ended March 31, 2012 while the average rate paid on interest-bearing liabilities decreased by 27 basis points to 0.76%. The Company’s net interest margin for the quarter ended March 31, 2012 was 3.61%, a decrease of 38 basis points from the margin of 3.99% for the first quarter in 2011 and a decrease of 7 basis points from the 3.68% net interest margin for the linked quarter ended December 31, 2011.

Noninterest income for the quarter ended March 31, 2012 increased $106,000, or 3.4%, to $3,259,000 compared to $3,153,000 for the same period in 2011. Service charges on deposits decreased by $114,000 to $1,052,000 for the first quarter of 2012 compared to $1,166,000 for the same period in 2011. Other fees and charges increased by $76,000 to $1,197,000 for the first quarter of 2012 compared to $1,121,000 for the first quarter of 2011. Other noninterest income increased $144,000, to $1,010,000 for the quarter ended March 31, 2012 compared to $866,000 for the same period in 2011, due primarily to a gain on sale of loans of $405,000 in the first quarter of 2012, compared to $256,000 for the first quarter of 2011.

Noninterest expense increased $185,000, or 2.0%, to $9,656,000 for the first quarter of 2012 from $9,471,000 for the first quarter in 2011. Salaries and employee benefits increased $340,000, for the first quarter of 2012 compared to the first quarter of 2011 due primarily to hiring of production personnel. Occupancy and furniture and equipment expense decreased $103,000 for the first quarter of 2012 compared to the first quarter of 2011 due to a decrease in depreciation and rent expense as a result of facilities consolidation initiatives completed in 2011. OREO expense increased $182,000 to $634,000, for the first quarter of 2012 compared to $452,000 for the same period in 2011, and FDIC and state assessments decreased $130,000 to $313,000 for the first quarter of 2012, compared to $443,000 for the same period in 2011. Other expense decreased $104,000 to $2,767,000 for the first quarter of 2012 compared to $2,871,000 for the same period in 2011.

The Company recorded a provision for income taxes for the quarter ended March 31, 2012 of $115,000, resulting in an effective tax rate of 19.3%, compared to a provision for income taxes of $89,000, or an effective tax rate of 18.2%, for the quarter ended March 31, 2011.

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank (“NVB”), operates twenty-four commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and six Business Banking Centers. North Valley Bancorp, through NVB, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers. Visit the Company’s website address at www.novb.com for more information.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release, except as required by law.

For further information contact:

Michael J. Cushman	or	Kevin R. Watson
President & Chief Executive Officer		Executive Vice President & Chief Financial Officer
(530) 226-2900 Fax: (530) 221-4877		(530) 226-2900 Fax: (530) 221-4877

NORTH VALLEY BANCORP

CONDENSED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended
	March 31,
Statement of Operations Data	2012	2011	$ Change	% Change
Interest income
Loans (including fees)	$6,470	$7,450	$(980)	(13.15%)
Investment securities	2,111	1,960	151	7.70%
Federal funds sold and other	28	8	20	250.00%
Total interest income	8,609	9,418	(809)	(8.59%)
Interest expense
Interest on deposits	734	1,082	(348)	(32.16%)
Subordinated debentures	483	530	(47)	(8.87%)
Total interest expense	1,217	1,612	(395)	(24.50%)
Net interest income	7,392	7,806	(414)	(5.30%)
Provision for loan losses	400	1,000	(600)	(60.00%)
Net interest income after provision for loan losses	6,992	6,806	186	2.73%

Noninterest income
Service charges on deposit accounts	1,052	1,166	(114)	(9.78%)
Other fees and charges	1,197	1,121	76	6.78%
Other	1,010	866	144	16.63%
Total noninterest income	3,259	3,153	106	3.36%

Noninterest expenses
Salaries and employee benefits	5,057	4,717	340	7.21%
Occupancy	640	692	(52)	(7.51%)
Furniture and equipment	245	296	(51)	(17.23%)
Other real estate owned expense	634	452	182	40.27%
FDIC and state assessments	313	443	(130)	(29.35%)
Other	2,767	2,871	(104)	(3.62%)
Total noninterest expenses	9,656	9,471	185	1.95%
Income before provision for income taxes	595	488	107	21.93%
Provision for income taxes	115	89	26	29.21%
Net income	$480	$399	$81	20.30%

Common Share Data
Basic and diluted earnings per share	$0.07	$0.06	$0.01	16.67%

Weighted average shares outstanding	6,833,752	6,832,492
Weighted average shares outstanding - diluted	6,833,752	6,832,492
Book value per share	$13.31	$12.41
Tangible book value	$13.26	$12.33
Shares outstanding	6,833,752	6,832,492

NORTH VALLEY BANCORP

CONDENSED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(Dollars in thousands)

	March 31,	December 31,	March 31,
Balance Sheet Data	2012	2011	2011
Assets
Cash and due from banks	$19,314	$18,758	$23,934
Federal funds sold	16,400	40,210	4,740
Time deposits at other financial institutions	1,960	1,959	459
Available-for-sale securities - at fair value	354,154	312,205	289,914
Held-to-maturity securities - at amortized cost	6	6	6

Loans net of deferred loan fees	448,649	456,215	494,509
Allowance for loan losses	(12,274)	(12,656)	(14,471)
Net loans	436,375	443,559	480,038

Premises and equipment, net	8,738	8,661	8,552
Other real estate owned	16,906	20,106	23,319
Core deposit intangibles, net	364	401	510
Accrued interest receivable and other assets	59,512	59,101	62,343
Total assets	$913,729	$904,966	$893,815

Liabilities and Shareholders’ Equity
Deposits:
Demand, noninterest bearing	$156,030	$167,506	$153,062
Demand, interest bearing	184,408	170,124	161,807
Savings and money market	223,475	216,299	224,426
Time	208,651	212,310	219,340
Total deposits	772,564	766,239	758,635

Accrued interest payable and other liabilities	18,215	17,301	18,460
Subordinated debentures	31,961	31,961	31,961
Total liabilities	822,740	815,501	809,056
Shareholders’ equity	90,989	89,465	84,759
Total liabilities and shareholders’ equity	$913,729	$904,966	$893,815

Asset Quality
Nonaccrual loans	$15,634	$18,359	$14,484
Loans past due 90 days and accruing interest	—	52	10
Other real estate owned	16,906	20,106	23,319
Total nonperforming assets	$32,540	$38,517	$37,813

Classified assets	$51,442	$59,742	$83,682
Bank Tier 1 Capital + ALLL	$128,110	$126,323	$124,444
Classified assets ratio	40.15%	47.29%	67.24%

Allowance for loan losses to total loans	2.74%	2.77%	2.93%
Allowance for loan losses to NPL’s	78.51%	68.74%	99.84%
Allowance for loan losses to NPA’s	37.72%	32.86%	38.27%

NORTH VALLEY BANCORP

CONDENSED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	March 31,
Selected Financial Ratios	2012	2011
Return on average total assets	0.21%	0.18%
Return on average shareholders’ equity	2.12%	1.92%
Net interest margin (tax equivalent basis)	3.61%	3.99%
Efficiency ratio	90.66%	86.42%

Selected Average Balances
Loans	$451,479	$502,431
Taxable investments	316,776	271,224
Tax-exempt investments	12,985	14,357
Federal funds sold and other	48,950	14,210
Total earning assets	$830,190	$802,222
Total assets	$916,176	$894,302

Demand deposits - interest bearing	$175,999	$161,324
Savings and money market	219,729	217,535
Time deposits	212,900	224,219
Other borrowings	31,961	31,961
Total interest bearing liabilities	$640,589	$635,039
Demand deposits - noninterest bearing	$158,384	$155,494
Shareholders’ equity	$90,725	$84,164

NORTH VALLEY BANCORP

CONDENSED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(Dollars in thousands, except per share data)

	For the Quarter Ended
	March	December	September	June
	2012	2011	2011	2011
Interest income	$8,609	$8,879	$9,238	$9,610
Interest expense	1,217	1,331	1,391	1,452
Net interest income	7,392	7,548	7,847	8,158

Provision for loan losses	400	—	400	1,250
Noninterest income	3,259	3,717	4,012	3,483
Noninterest expense	9,656	10,912	9,597	9,735

Income before provision (benefit) for income taxes	595	353	1,862	656
Provision (benefit) for income taxes	115	(456)	542	137
Net income	$480	$809	$1,320	$519

Common Share Data
Basic and diluted earnings per share	$0.07	$0.12	$0.19	$0.08